[ARTICLE]  4
[CIK]  0000903651
[NAME]  INNODATA  CORPORATION

                                                                      EXHIBIT 21

                      SUBSIDIARIES OF SMALL BUSINESS ISSUER

                                  STATE OR OTHER    NAME UNDER
                                  JURISDICTION OF   WHICH SUBSIDIARY
NAME OF SUBSIDIARY                INCORPORATION     CONDUCTS BUSINESS

Innodata Philippines, Inc.        Philippines       Same

Innodata India (Private) Limited  India             Same
